Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Tvardi Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001 per share	Other	2,084,117	$31.12	$64,847,300.46	$0.00015310	$9,928.12
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts:					$64,847,300.46		$9,928.12
	Total Fees Previously Paid:							$0.00
	Total Fee Offsets:							$0.00
	Net Fee Due:							$9,928.12

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s common stock (“Common Stock”) that become issuable as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Common Stock, as applicable.

(2)

The number of shares of Common Stock being registered hereunder are being registered for sale by the selling stockholders named in this Registration Statement, and represents 2,084,117 shares of Common Stock issued to the selling stockholders in the Merger.

(3)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $31.12, which is the average of the high and low prices of shares of Common Stock on The Nasdaq Capital Market on May 23, 2025 (such date being within five business days of the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission).